UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9,  2007

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

5 Concourse Parkway, Suite 1800
Atlanta, Georgia  30328
(Address of principal executive offices) (Zip Code)

(770) 442-9707
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On  May 9, 2007, Sciele Pharma, Inc. (the “Company”) issued a press release announcing the pricing of its offering of $285 million principal amount of 2.625% Contingent Convertible Senior Notes due 2027 (which represents a $35 million increase in the offering size originally announced). The Company has granted the underwriters a 13-day option to purchase up to an additional $40.0 million of the notes to cover over-allotments, if any.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The exhibits listed below are filed herewith.

(d)           Exhibits

99.1         Press Release dated May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date: May 9, 2007